Exhibit 99.1

Bottomline Technologies Reports Fourth Quarter Results

64% Growth in Subscription & Transaction Revenues Highlights Fourth Quarter

PORTSMOUTH, N.H. – August 9, 2012 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of cloud-based payment, invoice and banking solutions, today reported financial results for the fourth quarter and year ended June 30, 2012.

Revenues for the fourth quarter were $61.4 million, an increase of $7.1 million, or 13%, from the fourth quarter of last year. Subscription and transaction revenues, which are primarily related to the company’s banking, legal spend management and Paymode-X cloud-based applications, increased 64% from the fourth quarter of last year to $28.0 million.

Gross margin for the fourth quarter was $33.5 million, an increase of $4.7 million from the fourth quarter of last year. Net loss for the fourth quarter was $1.2 million, or net loss per share of $0.03.

Core net income for the fourth quarter was $9.1 million. Core net income excludes acquisition-related expenses, including amortization of intangible assets, of $5.7 million, restructuring expenses of $1.0 million and equity-based compensation of $3.5 million. Core earnings per share was $0.26.

“We are pleased to report a very good fourth quarter which completed a truly transformational year for Bottomline,” said Rob Eberle, President and CEO of Bottomline Technologies. “During the quarter we accelerated the execution against our strategic plan to deliver more of our capabilities via the Cloud and drive a higher portion of our revenues through a subscription and transaction revenue model. The results of that significant ongoing effort were evidenced by 64% growth in subscription and transaction revenues during the fourth quarter. We enter fiscal 2013 with a compelling product set, a powerful and leveragable business model, a significant backlog and strong pipeline, and importantly, a clear conviction that the path we are on will drive increasingly positive results and shareholder value in the fiscal year ahead and beyond.”

Revenues for the year ended June 30, 2012 increased 18% to $224.3 million as compared with $189.4 million last year. Subscription and transaction revenues increased 54% to $85.0 million in the fiscal year. Net income for the year ended June 30, 2012 was $1.7 million, or $0.05 per share.

Core net income for the year ended June 30, 2012 was $34.8 million after excluding acquisition-related expenses of $17.7 million, restructuring expenses of $1.6 million and equity-based compensation of $13.8 million. Core earnings per share was $0.99 for the year ended June 30, 2012.

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Fourth Quarter Customer Highlights

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Chosen by eight leading insurance companies and corporations, including Carolina Casualty Insurance Company, CC Services Inc., CPC Logistics, Guarantee Fund Management Solutions, Illinois Casualty Company, Philadelphia Insurance Co. and Texas Mutual Insurance Co., to provide Bottomline’s SaaS-based legal spend management solutions to automate, manage and control their legal spend.

•

Leading organizations, such as Ally Financial, AXA Financial, Cigna Corp., E.I. DuPont De Nemours, Fairfax County Public Schools, Franklin Templeton Companies, Graycor Services, Happy State Bank, ING Financial Services, International Financial Data Services, J.M. Huber Corporation, Jack in the Box, Inc., Liberty Mutual Insurance Co., Marriott International, Massachusetts State Treasury, Reliance Steel & Aluminum Co., Sears Canada, Sears Roebuck & Company, State of North Carolina, State of Vermont/SHI, Sun Life Financial, Tower Insurance Company, Verizon Corp., Vodafone Ltd. and Wells Fargo Securities, chose Bottomline’s payment automation solutions.

•	Selected for SWIFT connectivity and expertise by leading organizations including Transocean, Inc. and National Grid UK Ltd.

•

Deepened relationships in the healthcare vertical with customers including Baptist Health System, CHI Catholic Healthcare Initiatives, Children’s Hospital of Pittsburgh of UPMC, Frederick Memorial Hospital, Louisiana Heart Hospital, Northeast Medical Center, Northwest Community Healthcare, Noven Pharmaceuticals Inc., Raritan Bay Medical Center, Summa Health System, San Joaquin General Hospital and West Georgia Health System Inc.

•

Selected by Avery Dennison Corporation, Avon Products, Inc., Chivas Bros. Ltd., The Dixie Group, Inc., Fox Entertainment, The Ministry of Justice (UK), Layne Christensen Company, Ralcorp Holdings, Inc., Recology, Inc., Royal Carribean Weston, SAS Institute, Scholastic, Inc., Symmons Industries, Inc., Time Warner Cable and Trinity Mirror Shared Services Ltd to provide transaction document automation solutions.

Fourth Quarter Strategic Corporate Highlights

•	Authorized a $20 million stock repurchase program.

•	Announced that Paymode-X®, Bottomline’s business-to-business settlement network, has surpassed 185,000 vendors.

•	Awarded our customer Cigna Global Health Benefits our 2012 “Think Green” award, which recognizes organizations that use Bottomline solutions to drive environmentally-friendly business practices.

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Announced the appointment of Jennifer M. Gray to the company’s Board of Directors. Ms. Gray is the founder and CEO of Market Street Talent, an information technology staffing and consulting business serving innovative technology clients throughout the continental US and Canada.

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Non-GAAP Financial Measures

We have presented supplemental non-GAAP financial measures as part of this earnings release. The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Core net income and core earnings per share are non-GAAP financial measures. These non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, impairment losses on equity investments, equity-based compensation, acquisition-related expenses (including acquisition-related earn-outs) and restructuring related costs. Acquisition-related expenses include legal and professional fees and other transaction costs associated with business and asset acquisitions, costs associated with integrating acquired businesses, including costs for transitional employees or services, integration related professional services costs and other charges we incur as a direct result of our acquisition and integration efforts. We believe that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations, including more meaningful comparisons of financial results to historical periods and to the financial results of less acquisitive peer and competitor companies. Our executive management team uses these same non-GAAP financial measures internally to assess the ongoing performance of the company. Additionally, the same non-GAAP information is used for planning purposes, including the preparation of operating budgets, and in communications with our board of directors in respect of financial performance. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three and twelve month periods ended June 30, 2012 and 2011 is as follows:

	Three Months Ended June 30,		Year Ended June 30,
	(in thousands)		(in thousands)
	2012	2011	2012	2011
GAAP net (loss) income	$(1,168)	$30,058	$1,705	$35,893
Release of US deferred tax asset valuation allowance	—	(27,394)	—	(27,394)
Amortization of intangible assets	4,702	4,089	15,753	12,662
Equity-based compensation	3,511	2,702	13,768	11,467
Acquisition-related expenses	980	105	1,987	1,677
Restructuring expenses	1,049	358	1,609	1,111

Core net income	$9,074	$9,918	$34,822	$35,416

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About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides cloud-based payment, invoice and banking solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust Bottomline to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, Paymode-X and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our backlog and pipeline and the ability of our strategic plan to drive increasingly positive results and shareholder value. Any statements that are not statements of historical fact (including but not limited to statements containing the words “will”, “believes,” “plans,” “anticipates,” “expects,” “look forward”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies’ financial results, refer to the Company’s Form 10-K for the fiscal year ended June 30, 2011 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:

Kevin Donovan

Bottomline Technologies

603-501-5240

kdonovan@bottomline.com

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2012	2011
Revenues:
Subscriptions and transactions	$27,983	$17,081
Software licenses	4,969	4,845
Service and maintenance	26,440	29,806
Equipment and supplies	2,006	2,517

Total revenues	61,398	54,249

Cost of revenues:
Subscriptions and transactions	12,909	9,146
Software licenses	462	479
Service and maintenance	12,896	13,726
Equipment and supplies	1,630	2,060

Total cost of revenues	27,897	25,411

Gross profit	33,501	28,838

Operating expenses:
Sales and marketing	14,180	11,094
Product development and engineering	9,327	5,207
General and administrative	5,990	5,095
Amortization of intangible assets	4,702	4,089

Total operating expenses	34,199	25,485

Income (loss) from operations	(698)	3,353

Other income, net	7	110

Income (loss) before income taxes	(691)	3,463
Provision (benefit) for income taxes(1)	477	(26,595)

Net income (loss)	$(1,168)	$30,058

Basic net income (loss) per share attributable to common stockholders	$(0.03)	$0.92

Diluted net income (loss) per share attributable to common stockholders	$(0.03)	$0.87

Shares used in computing basic net income (loss) per share:	34,744	32,539
Shares used in computing diluted net income (loss) per share:	34,744	34,433

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Net income	$9,074	$9,918

Diluted net income per share(3)	$0.26	$0.29

(1)	The income tax benefit for the three months ended June 30, 2011 includes a benefit of $27,394 associated with the release of a US deferred tax asset valuation allowance.
(2)

Core net income excludes the release of a US deferred tax asset valuation allowance of zero and $27,394, charges for amortization of intangible assets of $4,702 and $4,089, acquisition-related expenses of $980 and $105, restructuring expenses of $1,049 and $358 and equity-based compensation of $3,511 and $2,702, for the three months ended June 30, 2012 and 2011, respectively.

(3)	Shares used in diluted core net income per share were 35,438 and 34,433 for the three months ended June 30, 2012 and 2011, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year Ended June 30,
	2012	2011
Revenues:
Subscriptions and transactions	$85,005	$55,133
Software licenses	17,562	16,547
Service and maintenance	113,832	108,930
Equipment and supplies	7,885	8,771

Total revenues	224,284	189,381

Cost of revenues:
Subscriptions and transactions	41,964	29,935
Software licenses	2,082	1,352
Service and maintenance	51,559	47,975
Equipment and supplies	6,280	6,880

Total cost of revenues	101,885	86,142

Gross profit	122,399	103,239

Operating expenses:
Sales and marketing	49,204	39,345
Product development and engineering	28,687	21,862
General and administrative	21,495	19,502
Amortization of intangible assets	15,753	12,662

Total operating expenses	115,139	93,371

Income from operations	7,260	9,868

Other income, net	41	558

Income before income taxes	7,301	10,426
Provision (benefit) for income taxes(1)	5,596	(25,467)

Net income	$1,705	$35,893

Basic net income per share attributable to common stockholders	$0.05	$1.13

Diluted net income per share attributable to common stockholders	$0.05	$1.07

Shares used in computing basic net income per share:	34,268	31,660
Shares used in computing diluted net income per share:	35,244	33,453

Core net income (excludes amortization of intangible assets, acquisition-related expenses, restructuring expenses and stock compensation expense):(2)
Net income	$34,822	$35,416

Diluted net income per share(3)	$0.99	$1.06

(1)

The income tax benefit for the year ended June 30, 2011 includes a benefit of $27,394 associated with the release of a US deferred tax asset valuation allowance during the fourth quarter and $937 related to a discrete tax benefit during the first quarter.

(2)

Core net income excludes the release of a US deferred tax asset valuation allowance of zero and $27,394, charges for amortization of intangible assets of $15,753 and $12,662, acquisition-related expenses of $1,987 and $1,677, restructuring expenses of $1,609 and $1,111 and equity-based compensation of $13,768 and $11,467, for the year ended June 30, 2012 and 2011, respectively.

(3)	Shares used in computing diluted earnings per share were 35,244 and 33,453 for the year ended June 30, 2012 and 2011, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2012	June 30, 2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$124,862	$112,017
Accounts receivable	45,344	41,535
Other current assets	15,465	15,308

Total current assets	185,671	168,860

Property and equipment, net	19,756	16,098
Intangible assets, net	177,941	173,073
Other assets	9,003	5,303

Total assets	$392,371	$363,334

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,841	$8,971
Accrued expenses	17,170	18,706
Deferred revenue	41,304	40,510

Total current liabilities	67,315	68,187

Deferred revenue, non-current	7,072	5,438
Deferred income taxes	1,641	2,208
Other liabilities	2,157	1,827

Total liabilities	78,185	77,660

Stockholders’ equity
Common stock	37	35
Additional paid-in-capital	438,732	408,375
Accumulated other comprehensive loss	(6,564)	(4,524)
Treasury stock	(22,291)	(20,779)
Accumulated deficit	(95,728)	(97,433)

Total stockholders’ equity	314,186	285,674

Total liabilities and stockholders’ equity	$392,371	$363,334